UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 842-5445

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 6, 2015, M&T Bank Corporation (“M&T”) issued a press release announcing the merger consideration to be paid to former shareholders of Hudson City Bancorp, Inc. (“Hudson City”) as a result of the merger of Hudson City with and into M&T’s wholly-owned subsidiary, Wilmington Trust Corporation, effective November 1, 2015. The allocation of the merger consideration reflects the final results of elections submitted by former Hudson City shareholders and the application of the adjustment, election and proration procedures described in the merger agreement by and among M&T, Hudson City and Wilmington Trust Corporation dated August 27, 2012 (as amended).

A copy of the press release announcing the final results of the election process is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated November 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, M&T has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

By: /s/ Drew J. Pfirrman
Name: Drew J. Pfirrman
Title: Senior Vice President and General Counsel

Date: November 6, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated November 6, 2015.